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                                                                       Exhibit 1


                            DEALER MANAGER AGREEMENT


                                                                  ________, 1998



Lehman Brothers Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

Merrill Lynch & Co.
Merrill Lynch, Pierce Fenner & Smith Incorporated
World Financial Center
South Tower
New York, New York 10281-1307



Ladies and Gentlemen:


            TU Acquisitions plc ("the Company"), proposes to offer to purchase (the "Offer") all of the outstanding shares ("TEG Shares") and/or American Depository Securities ("TEG ADSs" and, hereinafter, together with the TEG Shares, the "TEG Securities") of The Energy Group PLC ("TEG") for cash, or, alternatively, in whole or in part, for notes issuable by the Company to holders of TEG Securities other than citizens of the United States and certain others ("Loan Notes") or for shares of the Common Stock, without value, (the "TUC Stock") of Texas Utilities Company ("Texas Utilities") to be exchanged for TEG Securities representing an aggregate of not to exceed [106,073,000] TEG Shares. The offer to exchange TUC Stock for TEG Shares is herein referred to as the "Exchange Offer" and any exchange of TUC Stock for TEG Securities pursuant to the Exchange Offer is herein referred to as an "Exchange".

         The Company hereby confirms its agreement with Lehman Brothers Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated (the "Co-Dealer Managers"), as follows:

         1.      Registration Statement, Prospectus and Offering Materials.
The Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), a registration statement on Form S-4 covering the
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registration of the TUC Stock, including the related preliminary prospectus
(the "prospectus"). Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended at the time it becomes effective or as thereafter amended or supplemented from time to time, is herein called the "Registration Statement". The final prospectus included in the Registration Statement (including any documents incorporated in the prospectus by reference) is herein called the "Prospectus", except that if the final prospectus furnished to the Co-Dealer Managers for use in connection with the Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to the Co-Dealer Managers for such use. The terms "supplement" and "amendment" or "amend" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Registration Statement, prospectus, Prospectus, the Texas Utilities Company Recommended Cash Offer for The Energy Group PLC (the "Offering Document") and the related letters from the Co-Dealer Managers to securities brokers, dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of TEG Securities, letters of transmittal (the "Letters of Transmittal"), notices of guaranteed delivery (the "Notices of Guaranteed Delivery") and any newspaper announcements, press releases and other offering materials and information the Company may use or prepare, approve or authorize for use in connection with the Offer, as amended or supplemented from time to time, are herein collectively referred to as the "Offering Materials".

         2. Agreement to Act as Co-Dealer Managers. (a) The Company intends to commence the Offer as soon as practicable by publicly announcing its commencement and by mailing, or causing to be mailed on its behalf, copies of the Offering Document, the related Letters of Transmittal and such of the other Offering Materials as is required or as the Company elects to each holder of TEG Securities (the date of the commencement of such mailing being herein called the "Commencement Date"). The Company intends to commence the Exchange Offer alternative as soon as practicable after the Registration Statement becomes effective under the Securities Act by mailing the Prospectus and such of the other Offering Materials as is required or as the Company elects to each holder of TEG Securities (the date of the commencement of such mailing being herein called the "Exchange Commencement Date").





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                 (b)      The Company retains the Co-Dealer Managers to advise
         it with respect to the terms and timing of the Offer in the United States, including the Exchange Offer, and to assist it in the preparation of the Offering Materials and retains and authorizes the Co-Dealer Managers to act as co-dealer managers in the United States and to assist the Company with the solicitation of purchases of the TEG Securities and Exchanges in the United States (each a "Solicitation" and collectively the "Solicitations"). On the basis of the representations, warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Offering Materials, the Co-Dealer Managers agree to advise the Company with respect to the terms and timing of the Offer in the United States, including the Exchange Offer, and to act as co-dealer managers in connection with the Offer in the United States, including the Exchange Offer, and to assist the Company with the Solicitations in the United States. The Co-Dealer Managers agree to use their reasonable best efforts to solicit Exchanges and purchases of TEG Securities. The Co-Dealer Managers shall have no obligation as dealer managers to purchase TEG Securities in connection with the Offer.

                 (c) The Company shall furnish the Co-Dealer Managers as soon as practicable after the date hereof (to the extent not previously furnished), with such information as is available to the Company as to the names of persons who were the holders of record or, to the extent available to the Company, the beneficial owners of the TEG Securities as of a recent date, together with their addresses, and the number of TEG Securities held by them. Additionally, the Company shall use its best efforts to update, such information from time to time during the term of this Agreement as may be reasonably requested by the Co-Dealer Managers. Except as otherwise provided herein, the Co-Dealer Managers agree to use such information only in connection with the Solicitations. The Co-Dealer Managers shall act hereunder as independent contractors and nothing herein contained shall make the Co-Dealer Managers agents of the Company in connection with any Solicitation. Nothing contained in this Agreement shall constitute the Co-Dealer Managers partners of or joint venturers with the Company. The obligations of the Co-Dealer Managers hereunder are several and not joint.

                 (d) The Company authorizes the Co-Dealer Managers to use the Offering Materials in connection with the Solicitations and for such period of time as any Offering Materials are required by law to be delivered in connection therewith. The Co-Dealer Managers shall not have any obligation to cause any Offering Materials to be transmitted generally to the holders of the TEG Securities. The





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         Co-Dealer Managers agree not to give any written information and not to make any representations to holders of the TEG Securities in connection with any Solicitation that are inconsistent with the Offering Materials. The Company agrees that it will not use or furnish to any person Offering Materials that have been amended after the date hereof without the prior approval of the Co-Dealer Managers, which approval shall not be unreasonably withheld.

                 (e) The Company authorizes the Co-Dealer Managers to communicate with any information agent (each an "Information Agent") or exchange agent (each a "U.S. Depositary") appointed by the Company to act in such capacity in connection with the Offer with respect to matters relating to the Offer.

                 (f) The Company agrees that any reference to any Co-Dealer Manager in any Offering Materials or in any newspaper announcement or press release or other document or communication is subject to such Co-Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

         3. Compensation. The Company will pay to the Co-Dealer Managers for services rendered and to be rendered by them in connection with the Offer only such fees and upon such terms as are set forth in a separate letter agreement.


         4.      Certain Covenants of Texas Utilities and the Company.

I. Until termination of the Exchange Offer, Texas Utilities covenants with the Co-Dealer Managers:

                 (a) To use its best efforts to cause the Registration Statement, including any post-effective amendment thereto, to become effective and to notify the Co-Dealer Managers immediately and, if requested by any Co-Dealer Manager, to confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Offering Materials shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Offering Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or (B) the issuance by the Commission of any order preventing or suspending the use of any of the Offering Materials or (C) the suspension of the qualification of the





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         TUC Stock for offering or sale in connection with the Exchange Offer in any jurisdiction, (D) the institution or threatening of any proceedings for any of such purposes or (E) the occurrence of any event which could cause Texas Utilities to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept the TEG Securities tendered pursuant to the Exchange Offer. Texas Utilities will use its reasonable best efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

                 (b) Prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of drafts to, and consult with, the Co-Dealer Managers and their counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Offering Materials. Texas Utilities shall not file any such amendment or supplement to which counsel for the Co-Dealer Managers shall reasonably object; provided, however, that the foregoing shall not apply to any of the Texas Utilities' filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which such filings Texas Utilities will cause to be delivered to each Co-Dealer Manager promptly after being transmitted for filing with the Commission.

                 (c) To furnish promptly to each Co-Dealer Manager, without charge, one signed copy of the Registration Statement, all amendments thereto and any other filing with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement becomes effective.

                 (d) To furnish promptly to each Co-Dealer Manager, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Co-Dealer Managers may reasonably request, and Texas Utilities hereby consents to the use of such copies for purposes permitted by the Securities Act and the Exchange Act. Texas Utilities will furnish promptly to each Co-Dealer Manager, without charge, as soon as the Registration Statement shall have become effective and during the period mentioned in the second sentence of Section 4(e) below such number of copies of the Prospectus and the other Offering Materials (as supplemented





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         or amended) as such Co-Dealer Manager may reasonably request and will cause all amendments and supplements filed with the Commission to be distributed to holders of TEG Securities as may be required by the Securities Act and the Exchange Act.

                 (e) To comply in all material respects with the Securities Act and, the Exchange Act, in connection with the Offering Materials, the Exchange Offer and the transactions contemplated hereby and thereby, as applicable. If at any time when the Prospectus is required by the Securities Act or Exchange Act to be delivered in connection with any Solicitation or Exchange any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Counsel for the Co-Dealer Managers or counsel for Texas Utilities, to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials in order that the Prospectus or such other Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Offering Materials, in the light of the circumstances under which they were made, not misleading or if, in the opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials to comply with the requirements of the Securities Act or Exchange Act, Texas Utilities will promptly prepare, file with the Commission, subject to Section 4(I)(b) of this Agreement, and furnish, at its own expense, to each Co-Dealer Manager and to the dealers (whose names and address will be furnished to the Company by the Co-Dealer Managers) to which TUC Stock may have been exchanged, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Offering Materials comply with such requirements.

                 (f) To endeavor, in cooperation with the Co-Dealer Managers, to qualify the TUC Stock for offering and sale in connection with the Exchange Offer under the applicable securities or Blue Sky laws of such jurisdictions as the Company may elect and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer; provided, however, that Texas Utilities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to meet any other requirements deemed by Texas Utilities to be unduly burdensome; provided further that the Co-Dealer Managers shall not be obligated





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         to solicit tenders in jurisdictions where the TUC Stock is not qualified for offer and sale. Texas Utilities will file such statements and reports as may be required by the laws of each jurisdiction in which the TUC Stock has been qualified as above provided.

                 (g) To make generally available to its security holders as soon as practicable an earnings statement of Texas Utilities covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                 (h) To use its best efforts to effect the listing of the TUC Stock on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, as soon as practicable after the date hereof.

                 (i) To timely file any report or other document required to be filed by Texas Utilities with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act during the period of time referred to in the second sentence of Section 4(e) hereof.

II. The Company and, with respect to (b) and (c) below, Texas Utilities covenant with the Co-Dealer Managers:

                 (a) Prior to the termination of the Offer, before any circulation of an amended or supplemented Offering Document, to furnish copies of drafts to, and consult with, the Co-Dealer Managers.

                 (b) To furnish promptly to each Co-Dealer Manager, without charge, from time to time until the termination of the Offer, as many copies of the Offering Document, as amended, as the Co-Dealer Managers may reasonably request, and the Company and Texas Utilities hereby consent to the use of such copies for purposes permitted by the Securities Act and the Exchange Act. The Company or Texas Utilities will furnish promptly to each Co-Dealer Manager, without charge, until termination of the Offer, such number of copies of the Offering Document and the other Offering Materials (as supplemented or amended) as such Co-Dealer Manager may reasonably request and will cause all amendments and supplements to be distributed to holders of TEG Securities as may be required by applicable law.

                 (c) To pay all costs and expenses incurred in connection with in connection with this Agreement and the Solicitations including, without limitation, (i) the





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         preparation, printing and filing of the Registration Statement
         (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Prospectus and the other Offering Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to the Co-Dealer Managers, (ii) the preparation and distribution of this Agreement, certificates for the TUC Stock and any Blue Sky surveys (including fees of counsel to the Co-Dealer Managers not to exceed $5,000) and the printing of certificates for the TUC Stock, (iii) the distribution of the Offering Materials to the holders of the TEG Securities, (iv) the fees and disbursements of counsel to Texas Utilities, counsel for the Co-Dealer Managers and the Company's and Texas Utilities' accountants, (v) the qualification of the TUC Stock under the applicable securities laws in accordance with Section 4(I)(f) and any filing for review of the Exchange Offer with the NASD (including filing fees and fees and disbursements of Counsel for the Co-Dealer Managers in connection with such filing with the NASD), (vi) the fees and expenses of the Transfer Agent, the Registrar, the Information Agent and the U.S. Depositary, (vii) the reasonable out-of-pocket expenses of the Co-Dealer Managers and (viii) all other costs and expenses incident to the Solicitations incurred by the Company and Texas Utilities and its subsidiaries. The Company and Texas Utilities agree to pay all of the aforementioned costs and expenses whether or not the Offer is consummated.

                 (d) To advise or cause the Exchange Agent to advise the Co-Dealer Managers at 5:00 P.M., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, as of 4:00 P.M. on such day with respect to TEG Securities that have been tendered as follows: (i) the number of TEG Shares and TEG ADSs validly tendered represented by certificates physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation of receipt of book-entry transfer of such TEG Securities into the U.S. Depositary's account at a book-entry transfer facility pursuant to the procedures set forth in the Offer) on such day; (ii) the number of TEG Shares and TEG ADSs represented by Notices of Guaranteed Delivery on such day; (iii) the number of TEG Shares and TEG ADSs withdrawn on such day; (iv) the cumulative number of TEG Shares and TEG ADSs in categories (i) through
         (iii) above; (v) the number of TEG Shares and TEG ADSs tendered for cash only, (vi) the number of TEG Shares and TEG ADSs tendered for Loan Notes and (v) the number of TEG Shares and TEG ADSs tendered for the Exchange.





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         On the day following such oral communication, the Company shall furnish or cause the Exchange Agent to furnish to the Co-Dealer Managers a written report confirming the above information which has been communicated orally. The Company shall furnish or cause the Exchange Agent to furnish to the Co-Dealer Managers such reasonable information on the tendering holders of TEG Securities as may be requested from time to time.

                 (e) To give the Co-Dealer Managers notice of any change of the expiration time of the Offer (the "Expiration Time") and the expiration of the Exchange Offer.

         5. Representations and Warranties of the Company and Texas Utilities. The Company, with respect to itself, and Texas Utilities, with respect to the Company and itself, each represents and warrants and agrees with each of the Co-Dealer Managers that:

                 (a) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Securities Act, will comply when so filed, in all material respects, as to form with the Securities Act and the Exchange Act; the Registration Statement at the time it becomes effective and the Prospectus and any other Offering Materials, on the Exchange Commencement Date and on the date on which the Company commences delivery of the TUC Stock or payment in cash only or Loan Notes for exchange of the TEG Securities pursuant to the Exchange Offer (such date, the "Exchange Date"), will comply, in all material respects, as to form with the Securities Act and the Exchange Act; the Registration Statement when it becomes effective will not contain, and the Registration Statement, as amended, if applicable, when such amendment becomes effective will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the Exchange Commencement Date and the Exchange Date, none of the Prospectus or the other Offering Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 5(a) do not apply to statements or omissions made based upon and in conformity with information expressly relating to a Co- Dealer Manager supplied in writing by a Co-Dealer Manager expressly for use in the Registration Statement, Prospectus, or any other Offering Materials.





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                 (b)      The Offering Materials at the time they are first
         made available to holders of TEG Shares, on the Commencement Date and on the date on which the Company makes payment in cash only or Loan Notes for exchange of the TEG Securities pursuant to the Offer, will comply, in all material respects, with applicable law in the United Kingdom and elsewhere.

                 (c) It has the corporate power and authority to make the Offer and to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by it.

                 (d) The TUC Stock to be issued pursuant to the Exchange Offer will be duly authorized and, when issued in exchange for TEG Securities pursuant to the Exchange Offer, will be validly issued and fully paid and nonassessable, not subject to any preemptive or similar rights, and will conform in all material respects to all statements relating thereto contained in the Prospectus.

                 (e) With respect to the Company, it is a public limited company, duly authorized by its organizing documents, as amended, to conduct the business which it is now conducting and to make the Offer.

                 (f) Its execution and delivery of, and performance of its obligations under, this Agreement, the issuance by Texas Utilities and delivery by the Company of the TUC Stock and the Loan Notes and the consummation of the Exchange Offer and the fulfillment of the terms herein contemplated will not contravene any provision of applicable law or the governing documents of the Company or Texas Utilities or any agreement or other instrument binding upon the Company or Texas Utilities or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or Texas Utilities or any of its subsidiaries, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company or Texas Utilities, and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or Texas Utilities of their obligations under this Agreement, the issuance by Texas Utilities and delivery by the Company of the TUC Stock and the consummation of the Exchange Offer, except such as will be obtained under the Securities Act or, the Exchange Act and as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions other than the United Kingdom in connection with the Exchange Offer.





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                 (g)  Neither the Company nor Texas Utilities is, nor after giving effect to the consummation of the Exchange Offer, will be, and neither the Company nor Texas Utilities is directly or indirectly controlled by, or acting on behalf of any person which is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

         6.      Indemnification.

                 (a) The Company and Texas Utilities jointly and severally agree to hold harmless and indemnify you and your affiliates and any officer, director, employee or agent of you or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act or Section 15 of the Securities Act you or any of such affiliates (each, a "Co-Dealer Manager Indemnitee") from and against any and all losses, claims, damages or liabilities, joint or several, and expenses whatsoever to which they may become subject under any statute or common law and shall reimburse you and each Co-Dealer Manager Indemnitee for any and all legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions (A) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or any other solicitation material used by the Company or Texas Utilities or the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information expressly relating to you and furnished by you in writing to the Company or Texas Utilities expressly for use therein), (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Offer, (iii) any actions taken or omitted to be taken by you or any other Co-Dealer Manager Indemnitee with the consent of the Company or Texas Utilities or in conformity with actions taken or omitted to be taken by the Company or Texas Utilities or (iv) any breach by the Company or Texas Utilities of any representation or warranty, or any failure by the Company or Texas Utilities to comply with any agreement or covenant, contained in this Agreement or (B) arise out of, relate to or are in connection with or are alleged to arise out of, relate to or be in connection with the Offer, any of the other transactions contemplated by the Offering Materials or the performance of your services as





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         Co-Dealer Managers with respect to the Offer.  However, neither the
         Company nor Texas Utilities will be obligated to indemnify any Co-Dealer Manager Indemnitee for any loss, claim, damage, liability or expense pursuant to clause (B) of the preceding sentence which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from willful misconduct or negligence on the part of such Co-Dealer Manager Indemnitee.
         The agreement of the Company and Texas Utilities to so indemnify contained in this subparagraph (a) shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, Texas Utilities, their directors or their officers, or by you or any other Co-Dealer Manager Indemnitee, and shall survive the termination of the Offer.

                 (b) You agree severally and not jointly to indemnify, defend and hold harmless the Company and Texas Utilities, their affiliates, officers, directors, employees and agents and each person who controls the Company or Texas Utilities (within the meaning of Section 20(a) of the Exchange Act or Section 15 of the Securities Act) from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under any statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information expressly relating to you and furnished by you to the Company and Texas Utilities expressly for use therein. Your agreement to so indemnify contained in this subparagraph (b) shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company or Texas Utilities, its directors or their officers, or by you or any other Co-Dealer Manager Indemnitee, and shall survive the termination of the Offer.

                 (c) The Company, Texas Utilities and each Co-Dealer Manager Indemnitee shall, upon the receipt of notice of the commencement of any action in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party of any such action shall not relieve such indemnifying party from any liability which it may have to the indemnified party under this paragraph 6 except to the extent that it has been prejudiced in any material respect by such failure and in any event shall not relieve the Company or Texas Utilities from any other obligation or liability which it may have to such Co-Dealer Manager Indemnitee otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both an indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party to conduct the defense on behalf of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). The Company, Texas Utilities and the Co-Dealer Managers agree that without the other party's prior consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provision of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

                 (d)      If the indemnification provided for in subparagraph
         (a) or (b) above shall be unenforceable under applicable law, the indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the actions, statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by the Company and Texas Utilities on the one hand and the Co-Dealer Managers on the other hand from the Offer as contemplated by this agreement, and (iii) any any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Texas Utilities and you agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by any method of allocation which does not take account of the equitable considerations referred to above.

         7. Conditions to Co-Dealer Managers' Obligations. The obligations of the Co-Dealer Managers hereunder are subject as of the Commencement Date to the accuracy of the representations and warranties of the Company and Texas Utilities contained herein or in certificates of any officer of the Company or Texas Utilities delivered pursuant to the provisions hereof, to the performance, in all material respects, by the Company and Texas Utilities of their obligations to be performed hereunder with respect to the Offer other than the Exchange Offer, and the following additional conditions:

                 (a) On the Commencement Date, there shall not have been since the respective date as of which information is given in the Offering Document, with respect to the Offer, any material adverse change in the business, property or financial condition of the Company or Texas Utilities.

                 (b) The Co-Dealer Managers shall have received on the Commencement Date a certificate, dated such date and signed by an executive officer of each of the Company and Texas Utilities, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company and Texas Utilities contained in this Agreement are true and correct in all material respects as of such date and that the Company and Texas Utilities have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date and that the Company and Texas Utilities have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date. The officer signing and delivering any such certificate may rely upon the best of such officer's knowledge as to proceedings threatened.

                 (c) On the Commencement Date, the Co-Dealer Managers shall have received a signed opinion of Norton Rose, United Kingdom counsel for the Company, dated as of such date, to the effect that:

                          (i) The Company is a private limited company, duly authorized by its governing documents, as amended, to conduct the business which it is now conducting.

                          (ii) this Agreement has been duly authorized, executed and delivered by the Company and the Offer and the other transactions with respect to the Company contemplated by the Offering Document have been duly authorized by the Company;

                          (iii) the Offering Materials comply with the requirements of all applicable United Kingdom laws;

                          (iv)    other than as stated in the Offering
                 Document, there are no material pending legal proceedings to which the Company is a party or of which property of the Company is the subject which depart from the ordinary routine litigation incident to the kind of business conducted by the Company, and to our best knowledge no such proceedings are contemplated;

                          (v) such counsel has no reason to believe that the Offering Materials, as amended or supplemented on the Commencement

                 Date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 With respect to paragraph (v) above, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Offering Materials as amended or supplemented, its investigations made in connection with the preparation of the Offering Materials and its participation in conferences with certain officers and employees of the Company and with representatives of Deloitte & Touche LLP and any others referred to in such opinion.

                 (d) On the Commencement Date, the Co-Dealer Managers shall have received a signed opinion of Worsham, Forsythe & Wooldridge, L.L.P., general counsel for Texas Utilities and the Company, dated as of such date, to the effect that:

                          (i) Texas Utilities is a corporation duly authorized by its articles of incorporation, as amended, to conduct the business which it is now conducting.

                          (ii) this Agreement has been duly authorized, executed and delivered by Texas Utilities;

                          (iii) such counsel has no reason to believe that the Offering Materials as they may have been amended or supplemented prior to the date of such counsel's opinion (except as aforesaid), included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may rely as to (i) certain matters of fact on certificates of officers of Texas Utilities and of public officials and (ii) all matters of New York law on the opinion of Reid & Priest LLP delivered pursuant to Section 7(e) hereof and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of Texas and the federal law of the United States.

                 With respect to paragraph (iii) above, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Offering Materials, as amended or supplemented, its investigations made in connection with the preparation of the Registration Statement and Prospectus and its participation in conferences with certain officers and employees of the Company and Texas Utilities and with representatives of Deloitte & Touche LLP and any others referred to in such opinion.

                 (e) On the Commencement Date, the Co-Dealer Managers shall have received a signed opinion of Reid & Priest LLP, of counsel for Texas Utilities, dated as of such date, as to the matters described in Section 7(d)(iii) herein and to the effect that such counsel confirms its opinion under the caption "Certain United States Federal Income Tax Consequences" in the Offering Document.

                 In rendering such opinion, such counsel may rely as to certain matters of fact on certificates of officers of the Company and of public officials and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of New York and the federal law of the United States.

                 (f) On the Commencement Date, the Co-Dealer Managers shall have received from the Company's independent public accountants, in form and substance satisfactory to the Co-Dealer Managers and dated as of such date, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Document.

         8. Conditions to Co-Dealer Managers' Obligations with Respect to the Exchange Offer. The obligations of the Co-Dealer Managers hereunder are subject as of the Exchange Commencement Date and as of the Exchange Date to the accuracy of the representations and warranties of Texas Utilities contained herein or in certificates of any officer of Texas Utilities delivered pursuant to the provisions hereof, to the performance, in all material respects, by Texas Utilities of its obligations to be performed hereunder with respect to the Exchange Offer, and the following additional conditions:

                 (a) In connection with the Exchange Offer, on the Exchange Commencement Date and the Exchange Date, the Registration Statement shall have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to Texas Utilities' or the Company's knowledge, threatened by the Commission.

                 (b) On the Exchange Commencement Date and the Exchange Date, there shall not have been since the respective date as of which information is given in the Registration Statement, with respect to the Exchange, or the Offering Document, with respect to the other portions of the Offer, any material adverse change in the business, property or financial condition of Texas Utilities.

                 (c) The Co-Dealer Managers shall have received on the Exchange Date and the Exchange Commencement Date (i) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in clause (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date and (ii) a certificate, dated such date and signed by an executive officer of Texas Utilities, to the effect that the representations and warranties of the Company and Texas Utilities contained in this Agreement are true and correct in all material respects as of such date and that the Company and Texas Utilities have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date. The officer signing and delivering any such certificate may rely upon the best of such officer's knowledge as to proceedings threatened.

                 (d) On the Exchange Commencement Date and the Exchange Date, the Co-Dealer Managers shall have received a signed opinion of Worsham, Forsythe & Wooldridge, L.L.P., general counsel for Texas Utilities and the Company, dated as of such date, to the effect that:

                          (i) Texas Utilities is a corporation duly authorized by its articles of incorporation, as amended, to conduct the business which it is now conducting;

                          (ii) this Agreement has been duly authorized, executed and delivered by Texas Utilities;

                          (iii) when issued, in exchange for TEG Shares or TEG ADSs, the TUC Stock will be duly authorized, validly issued, fully paid and nonassessable;

                          (iv) the statements made in the Prospectus under the captions "Description of the Texas Utilities Common Stock" insofar as such statements constitute summaries of the legal matters or documents referred to therein, are accurate in all material respects;

                          (v) other than as stated in the Registration Statement and the Prospectus, there are no material pending legal proceedings to which Texas Utilities is a party or of which property of Texas Utilities is the subject which depart from the ordinary routine litigation incident to the kind of business conducted by Texas Utilities, and to our best knowledge no such proceedings are contemplated;

                          (vi)  such counsel (1) has no reason to believe that
                 (a) the Registration Statement, as of its effective date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus, as it may have been amended or supplemented prior to the date of such counsel's opinion (except as aforesaid), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement has become and is effective under the Securities Act, and (2) is of the opinion that the Registration Statement and Prospectus as they may have been amended and supplemented prior to the date of such counsel's opinion (except as aforesaid), as of their respective effective or issue dates, comply as to form in all material respects with the Securities Act.

                 In rendering such opinion, such counsel may rely as to (i) certain matters of fact on certificates of officers of Texas Utilities and of public officials and (ii) all matters of New York law on the opinion of Reid & Priest LLP delivered pursuant to Section 8(e) hereof and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of Texas and the federal law of the United States.

                 With respect to paragraph (vi)(1) above, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus as amended or supplemented and any documents incorporated by reference thereto, its investigations made in connection with the preparation of the Registration Statement and Prospectus and its participation in conferences with certain officers and employees of Texas Utilities and with representatives of Deloitte & Touche LLP and any others referred to in such opinion.

                 (e) On the Exchange Commencement Date and the Exchange Date, the Co-Dealer Managers shall have received a signed opinion of Reid & Priest LLP, of counsel for Texas Utilities, dated as of such date, as to the matters described in Section 8(d)(vi) herein, the effectiveness of the Registration Statement and to the effect that such counsel confirms its opinion under the caption "Certain United States Federal Income Tax Consequences" in the Offering Document.

                 (f) The Co-Dealer Managers shall have received the favorable opinion of counsel for the Co-Dealer Managers, dated as of the Exchange Commencement Date, covering the incorporation and legal existence of Texas Utilities, the issuance and delivery of the TUC Stock, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Co-Dealer Managers may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of the State of Texas, upon the opinion of Worsham, Forsythe & Wooldridge, L.L.P. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Texas Utilities and certificates of public officials.

                 (g) On the Exchange Commencement Date, the Co-Dealer Managers shall have received from Texas Utilities' independent public accountants, in form and substance satisfactory to the Co-Dealer Managers and dated as of such date, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                 (h) At the Exchange Date, the Co-Dealer Managers shall have received from Texas Utilities' independent public accountants, in form and substance satisfactory to the Co-Dealer Managers and dated as of such dates, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to Section 8(g).

                 (i) By the Exchange Date, Texas Utilities shall have entered into appropriate agreements with the Information Agent and the Exchange Agent for purposes of the Exchange Offer.

         9. Termination. (a) This Agreement shall terminate upon the earliest to occur of (i) the last Closing Date with respect to TEG Shares and TEG ADSs, (ii) the date on which the Co-Dealer Managers give notice to the Company that any of the conditions specified in Section 7 have not been fulfilled as of any date such conditions are required to be fulfilled pursuant to Section 7 or (iii) the date on which the Company terminates or withdraws the Offer for any reason (the earliest to occur of clauses (i), (ii) or (iii) being referred to as the "Termination Date").

         (b) Notwithstanding termination of this Agreement pursuant to subsection (a) of this Section 9, the obligations of the Company to compensate the Co-Dealer Managers pursuant to Section 3, the representations and warranties contained in Section 5 and the provisions of Section 6 shall survive any termination of this Agreement.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Co-Dealer Managers shall be directed to Lehman Brothers Inc., 3 World Financial Center, 200 Vesey Street, New York, NY 10285, attention John Lange and Merrill Lynch & Co., World Financial Center, South Tower, New York, New York 10281-1307, attention John Thorndike, with a copy to, counsel for the Co-Dealer Managers and notices to the Company or Texas Utilities shall be directed to either of them c/o Texas Utilities Company, 1601 Bryan Street, Dallas, Texas 75201, attention Treasurer. Any notice under Section 6 hereof may be made by telex or telephone, but if so made, shall be subsequently confirmed promptly in writing.

         11. Tombstone. The Company acknowledges that the Co-Dealer Managers may, with the prior review and approval of the Company, which approval shall not be unreasonably withheld, place an announcement in such newspapers and periodicals as the Co-Dealer Managers may choose, stating that the Co-Dealer Managers are or were acting as co-dealer managers and financial advisors to the Company in connection with the Offer. The costs relating to any such tombstone shall be borne by the Co-Dealer Managers.

         12. Survival of Certain Provisions. The representations, warranties, indemnities and agreements of the Company will remain operative and in full force and effect regardless of any investigation made by or on behalf of any Co-Dealer Manager or any affiliate or controlling person thereof and, subject to Section 8(b), will survive the consummation of the Offer.

         13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of laws.

         14. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

         15. Successors. This Agreement is made solely for the benefit of the Co-Dealer Managers, the Company and, to the extent expressed, the parties indemnified pursuant to Section 6, and no other persons shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth herein, the parties indemnified pursuant to Section 6 hereof, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Agreement, expressed or implied, is intended to confer on holders of the securities of the Company or creditors of the Company or the respective successors and assigns of such creditors, any rights or remedies under or by reason of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, Texas Utilities and the Co-Dealer Managers in accordance with its terms.



                                    Very truly yours,

                                    TEXAS UTILITIES COMPANY


                                    By:
                                       ---------------------------------------



                                    TU Acquisitions PLC



                                    By:
                                       ---------------------------------------


Confirmed and accepted as of
the date first above written:



LEHMAN BROTHERS INC.


By:
    ---------------------------------



MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER
    & SMITH INCORPORATED


By:
    ---------------------------------